EXHIBIT 24.2

                         Consent of Grant Thornton, LLP



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 24, 1996 accompanying the consolidated financial statements of United States Exploration, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended March 31, 1996 which is incorporated by reference in this Registration Statement on Form S-8 and related Prospectus. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforememtioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP


/S/  GRANT THORNTON LLP
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Wichita, Kansas
November 14, 1996